Made at Thai Military Bank Public Company Limited

                                                         19 November 1998


We,  King  Power  Duty  Free  Co.,  Ltd.,  the  Borrower/Overdraft   Withdrawer,
hereinafter called the "Debtor" hereby made this Memorandum to Thai Military Bank Public Company Limited, hereinafter called the "Bank" as follows :

Whereas the Debtor/or - has registered mortgage of land and structure as collateral for the obligation the Debtor has with the Bank at the time of making this Memorandum or to be incurred in the future according to the mortgage agreement dated - and the appendix, the Debtor or the Mortgagor consents to arrange fire insurance of the above stated structure with the insurance company endorsed by the Bank whereby the Bank shall be the beneficiary of the insurance policy in the amount to be notified by the Bank from time to time. In this respect, the Debtor or the Mortgagor consents to pay the insurance premiums continuously until the Debtor shall have made payment to the Bank in full. If the Debtor or the Mortgagor has failed to arrange for the fire insurance and the Bank has done so, the Debtor or the Mortgagor consents to reimburse the Bank within 15 days from the date of receipt of the Bank's notice. In case of default of the insurance premiums, the Debtor or the Mortgagor consents the Bank to immediately deduct the said amount from our current account/savings account No.
 ...........................  without  having to notify  us. If the amount in the said bank account is insufficient, the Debtor or the Mortgagor consents the Bank to accumulate the insurance premiums with the outstanding principal owed to the Bank and consents the Bank to charge interest according to the method and at the same rate as debtors of loan agreement/overdraft until the Debtor shall have made payment to the Bank in full. The Debtor or the Mortgagor consents the Bank to keep the insurance policy.

As evidence, we hereunder sign our name and affix the seal (if any) in the presence of witnesses.



             Signed...............................................Memorandum
                      (Mr. Vichai Raksriaksorn)   Preparer Authorized Director
                                       (Seal of King Power Duty Free Co., Ltd.)

             Signed...............................................Witness
                      (Ms. Janthima Sangwichien)


             Signed................................................Witness
                      (Mrs. Sangravee Sukhonkajorn)